                                                                     Exhibit 3.3

                                                                FILED
                                                           DONETTA DAVIDSON
                                                     COLORADO SECRETARY OF STATE

                                                     20011079684 C
                                                     $ 100.00
                                                     SECRETARY OF STATE
                                                     04-18-2001 11:21:57

ARTICLES OF INCORPORATION form 7.102.102.1 revised 11/13/2000
Filing fee: $50.00 This document must be typed or machine printed.
If more space is required, continue on attached 8 1/2" x 11" sheet(s).
Deliver 2 copies to: Colorado Secretary of State, Business Division.
1560 Broadway, Suite 200, Denver, CO 80202-5169
Please include a typed or machine printed, self-addressed, envelope.
For filing requirements, see Sections 7-90-301 and 7-102-102, Colorado Revised Statutes
For more information, see the Citizen's Guide to the Business Division on our Web site, http://www.sos.state.co.us Questions? Contact the Business Division: voice 303 894 2251, fax 303 894 2242 or e-mail sos.business@state.co.us

The undersigned, acting as the incorporator of a corporation for profit pursuant to Section 7-102-102, Colorado Revised Statutes (C.R.S.), delivers these Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1. The entity name of the corporation is: BH Acquisition Corp.

     The entity name of a corporation must contain the term "corporation", "incorporated", "company", or "limited", or an abbreviation of any of these terms Section 7-90-601(3)(a), C.R.S.

2. The total number of shares that the corporation is authorized to issue is 1,000 shares of common stock.

3. The street address of the corporation's initial registered office and the name of its initial registered agent at that office are: Street Address (must be a street or other physical address in Colorado) 1675 Broadway, Denver, Colorado 80202

If mail is undeliverable to this address, ALSO include a post office box
address:                                    ; Name The Corporation Company
        ------------------------------------

4. The address of the corporation's initial principal office is:
     240 Main Street, Black Hawk, Colorado 80422

5. The name and address of the incorporator is:
     Name: Emanuel J. Cotronakis
     Address: 1900 East 9th Street, 3200 National City Center, Cleveland,
              Ohio 44114

6. The undersigned consents to appointment as the corporation's initial registered agent:
     Registered agent The Corporation Company


   By: /s/ Christen Noakes      Signer's Name-printed: Christen Noakes
       ------------------------
       (individual's signature)

7. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is: The Corporation Company, 1675 Broadway, Denver, Colorado 80202

Incorporator: BH Acquisition Corp.


   /s/ Emanuel J. Cotronakis    Signer's Name-printed: Emanuel J. Cotronakis
   -------------------------
   (individual's signature)

OPTIONAL. The electronic mail and/or Internet address for this entity is/are:
e-mail                            Web site
      --------------------------           -------------------------------------
The Colorado Secretary of State may contact the following authorized person regarding this document: name
                             ---------------------------------------------------
address
        ------------------------------------------------------------------------
voice                           fax                e-mail
      -------------------------    ----------------      -----------------------

[ILLEGIBLE]

                                                        COMPUTER UPDATE COMPLETE
                                                                   MW

                                                       For The Office use Only

                                                                 FILED
                                                           DONETTA DAVIDSON
                                                     COLORADO SECRETARY OF STATE

                                                     20011081600 C
                                                     $ 75.00
                                                     SECRETARY OF STATE
                                                     04-20-2001 11:32:43

                          Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
MUST BE TYPED                  Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
CHANGE OF NAME
                             ARTICLES OF AMENDMENT
Please include a typed               TO THE
self-addressed envelope     ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned adopts the following Articles of Incorporation:

FIRST: The name of the corporation is BH Acquisition Corp.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 19, 2001, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

xx   No shares have been issued or Directors Elected - Action by Incorporators

     No shares have been issued but Directors Elected - Action by Directors
---

     Such amendment was adopted by the board of directors where shares have been --- issued and shareholder action was not required.

     Such amendment was adopted by a vote of the shareholders. The number of --- shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is BH Acquisition, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

If these amendments are to have a delayed effective date, please list that date:
N/A
            (Not to exceed ninety (90) days from the date of filing)

                                   BH Acquisition Corp.


                                   Signature /s/ Emanuel J. Cotronakis
                                             -----------------------------------
                                   Title     Emanuel J. Cotronakis, Incorporator

                                                              Revised 7/95
                                                        COMPUTER UPDATE COMPLETE
                                                                   ST

                                                                FILED
                                                          DONETTA DAVIDSON
                                                     COLORADO SECRETARY OF STATE

                                                     20021043920 C
                                                     $ 110.00
                                                     SECRETARY OF STATE
                                                     02-22-2002 11:12:18

                               ARTICLES OF MERGER

     THESE ARTICLES OF MERGER, dated as of the 22nd day of February, 2002, pursuant to Section 7-111-105 of the Colorado Business Corporation Act (the "Act"), are entered into by and among the parties named in Article FIRST below ("Parties").

     FIRST: The Parties to these Articles of Merger are Gameco, Inc., a Delaware corporation ("Gameco"), BH Acquisition, Inc., a Colorado corporation ("BHA"), and Black Hawk Gaming & Development Company, Inc., a Colorado corporation (the "Company"). The Company and BHA are referred to herein collectively as the "Constituent Corporations."

     SECOND: The Parties have agreed to effect a merger, and the terms and conditions of the merger, the mode of carrying the same into effect, and the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the Constituent Corporations not to be so converted or exchanged, are and shall be as set forth herein.

     THIRD: The Company shall be the surviving corporation under the name of Black Hawk Gaming & Development Company, Inc. (the "Surviving Corporation").

     FOURTH: Following the merger, the separate existence of BHA shall cease and the Company shall continue as the Surviving Corporation and a wholly-owned subsidiary of Gameco.

     FIFTH: The Articles of Incorporation of the Company now in effect shall continue as the Articles of Incorporation of the Surviving Corporation with the same force and effect as if herein set forth in full; and, from and after the Effective Time (as defined in Article TWELFTH herein), and until amended as provided by law, they shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation.

     SIXTH: Immediately prior to the Effective Time the Company has an authorized capitalization of (a) 40,000,000 shares of common stock of which 4,154,400 shares are issued and outstanding; and (b) 10,000,000 shares of preferred stock of which no shares are issued and outstanding. BHA has an authorized capitalization of 1,000 shares of common stock of which 1,000 shares are issued and outstanding.

     SEVENTH: The manner and basis of converting or exchanging the issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the Constituent Corporations not to be so converted or exchanged at the Effective Time, shall be as follows:

          (a) Each issued and outstanding share of the Company's common stock, par value $.001 per share ("Company Common Stock"), held by the Company as treasury stock and each issued and outstanding share of Company Common Stock owned by any subsidiary of the Company, Gameco, BHA or any other subsidiary of Gameco shall be canceled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto.

          (b) Each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock referred to in paragraph (a) above, shall be converted into the right to receive an amount in cash, without interest, equal to $12.00 (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (c) Each issued and outstanding share of capital stock or ownership interest of BHA shall be converted into one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

          (d) Prior to the Effective Time, Gameco shall appoint a bank or trust company reasonably satisfactory to the Company to act as disbursing agent (the "Disbursing Agent") for the payment of Merger Consideration upon surrender of certificates representing the shares of Company Common Stock. Gameco will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Gameco shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's stockholders cash in an aggregate amount necessary to make the payments pursuant to paragraph (b) above to holders of shares of Company Common Stock (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States . of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Exchange Fund shall be used only as provided in the Agreement and Plan of Merger.

          (e) Promptly (but no later than five days) after the Effective Time, the Surviving Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), and whose shares were converted into the right to receive Merger Consideration pursuant to paragraph (b) above, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender to the

Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the product of the number of shares of Company Common Stock represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrue on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with this paragraph (e), each Certificate (other than shares of Company Common Stock referred to in paragraph
(a) above) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares of Company Common
Stock evidenced by such Certificate, without any interest thereon.

          (f) From and after the Effective Time, there shall be no registration of transfers of shares of Company Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in the Agreement and Plan of Merger or by applicable law. All cash paid upon the surrender of Certificates in accordance with the Agreement and Plan of Merger shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be canceled and exchanged for cash as provided in the Agreement and Plan of Merger. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.

          (g) At any time more than 365 days after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of shares of Company Common Stock shall look only to the Surviving Corporation (subject to the terms of the Agreement and Plan of Merger, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. If any' Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Gameco, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of a share of

Company Common Stock for any Merger Consideration in respect of such share of Company Common Stock delivered to a public official pursuant to any abandoned property, escheat, or other similar law.

          (h) If any Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Disbursing
Agent will deliver in exchange for such lost, stolen, or destroyed Certificate, the appropriate Merger Consideration with respect to the shares of Company Common Stock formerly represented by that Certificate.

          (i) The Surviving Corporation or the Disbursing Agent, as the case may be, may deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Disbursing Agent, as the case may be, may be required to deduct and withhold with respect to the making of any such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law, including without limitation withholdings required in connection with payments under paragraph (j) below. To the extent withheld by the Surviving Corporation or the Disbursing Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Company Common Stock in respect of which such deduction and withholding was made.

          (j) At the Effective Time, each unexercised option, whether or not then vested or exercisable in accordance with its terms, to purchase- shares of Company Common Stock (the "Options") previously granted by the Company or, any of its subsidiaries shall be canceled automatically and Gameco shall or shall cause the Surviving Corporation to provide the holder thereof with a lump sum cash payment equal to the product of (i) the total number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time and
(ii) the excess (if any) of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Option.

          (k) Notwithstanding anything in the Agreement and Plan of Merger to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the plan of merger and who has dissented from the plan of merger in accordance with
Article 113 of the Act ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in paragraph (b) above, unless and until such holder fails to perfect or withdraws or otherwise loses his right to payment under the Act. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest thereon. The Company shall give Gameco and BHA prompt notice of any notice of dissent received by Company and, prior to the Effective Time, Gameco and BHA shall have the right to participate in all negotiations and proceedings with respect to such dissents. Prior to the Effective Time,

Company shall not, except with the prior written consent of Gameco and BHA, make any payment with respect to, or settle or offer to settle, any such dissents.

     EIGHTH: The principal office of the Company and the Surviving Corporation in the State of Colorado is 240 Main Street, Black Hawk, Colorado 80422 1ocated in the County of Gilpin.

     NINTH: The principal office of BHA in the State of Colorado is 240 Main Street, Black Hawk, Colorado 80422 located in the County of Gilpin.

     TENTH: These Articles of Merger were duly advised, authorized, and approved in the manner and by the vote of the Company's shareholders required by its Articles of Incorporation and by the laws of the State of Colorado. The number of votes cast for the plan of merger by each voting group entitled to vote separately on the plan of merger was sufficient for approval by that voting group.

     ELEVENTH: These Articles of Merger were duly advised, authorized, and approved in the manner and by the vote of the shareholders of BHA required by its Articles of Incorporation and by the laws of the State of Colorado. The number of votes cast for the plan of merger by each voting group entitled to vote separately on the plan of merger was sufficient for approval by that voting group.

     TWELFTH: The merger provided for by these Articles of Merger shall become effective when these Articles of Merger are filed with the Colorado Secretary of State and the separate existence of BHA, except insofar as continued by statute, shall cease. on the date that these Articles of Merger, duly advised, approved, signed, acknowledged, sealed, and verified by BHA and Surviving Corporation as required by the laws of the State of Colorado, are filed for record with the Secretary of State of Colorado, as required by the laws of the State of Colorado (the "Effective Time").

     IN WITNESS WHEREOF, Black Hawk Gaming & Development Company, Inc., BH Acquisition, Inc., and Gameco, Inc. have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Presidents and witnessed or attested by their respective Secretaries as of the 22nd day of Febru1ary, 2002.

ATTEST:                                       BLACK HAWK GAMING &
                                              DEVELOPMENT COMPANY, INC.


/s/ Illegible                                 By:/s/ Stephen R. Roark
-----------------------------------              -------------------------------
Secretary                                        Stephen R. Roark, President

ATTEST:                                       BH ACQUISITION, INC.


                                              By:/s/ Jeffrey P. Jacobs
-----------------------------------              -------------------------------
Secretary                                        Jeffrey P. Jacobs, President


ATTEST:                                       GAMECO, INC.


                                              By:/s/ Jeffrey P. Jacobs
-----------------------------------              -------------------------------
Secretary                                        Jeffrey P. Jacobs, President